1Q17 Financial Results April 25, 2017 ©2017 DISCOVER FINANCIAL SERVICES

Notice The following slides are part of a presentation by Discover Financial Services (the "Company") in connection with reporting quarterly financial results and are intended to be viewed as part of that presentation. No representation is made that the information in these slides is complete. For additional financial, statistical, and business related information, as well as information regarding business and segment trends, see the earnings release and financial supplement included as exhibits to the Company’s Current Report on Form 8-K filed today and available on the Company’s website (www.discover.com) and the SEC’s website (www.sec.gov). The information provided herein includes certain non-GAAP financial measures. The reconciliations of such measures to the comparable GAAP figures are included at the end of this presentation, which is available on the Company’s website and the SEC’s website. The presentation contains forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s estimates, projections, expectations or beliefs at that time, and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of certain risks and uncertainties that may affect the future results of the Company, please see "Special Note Regarding Forward-Looking Statements," "Risk Factors," "Business – Competition," "Business – Supervision and Regulation" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which is filed with the SEC and available at the SEC's website (www.sec.gov). The Company does not undertake to update or revise forward-looking statements as more information becomes available. Notic 2

Be the leading direct bank and payments partner Vision, Strategic Objectives and Goal 3 Vision Create long-term shareholder value Goal Focus areas and strategic objectives Invest for the future • Build awareness and consideration • Enhance capabilities and operating model Achieve profitable, disciplined growth • Excel at serving our customers; simple, secure experience with deep relationships • Offer differentiated products • Leverage payments network Manage risk prudently

1Q17 Highlights • Maintained loan growth momentum across all primary lending products (credit cards, student and personal loans) • Increased earnings per share 6% to $1.43 and returned $620 million of capital • Remained disciplined on risk-adjusted returns with 20% return on equity • Grew revenue 5% over the prior year, with 8% growth in net interest income partially offset by higher rewards • Restored PULSE volume growth Profitable, disciplined growth • Supported awareness and consideration with targeted marketing investments • Continued to drive customer engagement with Cashback Match and 5% rotating rewards categories • Achieved robust consumer deposit growth while holding deposit rates steady • Submitted 2017 capital plan and intend to remain among industry leaders in capital payout ratio and shareholder yield Investments for the future 4

1Q17 Summary Financial Results

($MM, except per share data)	1Q17	1Q16	B / (W) $ Δ	B / (W) % Δ
Revenue Net of Interest Expense	$2,339	$2,224	$115	5%
Net Prinicpal Charge-off	489	372	(117)	(31%)
Reserve Changes build/(release)	97	52	(45)	NM
Provision for Loan Losses	586	424	(162)	(38%)
Operating Expense	885	886	1	-%
Direct Banking	824	882	(58)	(7%)
Payment Services	44	32	12	38%
Total Pre-Tax Income	868	914	(46)	(5%)
Income Tax Expense	304	339	35	10%
Net Income	$564	$575	($11)	(2%)
ROE	**20%**	**21%**		
Diluted EPS	**$1.43**	**$1.35**	**$0.08**	**6%**
Pre-Tax, Pre-Provision Income[(1)]	$1,454	$1,338	$116	9%

Highlights

- Diluted EPS of $1.43, up 6% YOY
- Revenue net of interest expense of $2.3Bn, up 5% YOY as higher net interest income was partially offset by higher rewards expense
- Provision for loan losses increased $162MM YOY (38%) on higher net charge-offs
- Expenses were flat, primarily driven by lower professional fees, partially offset by higher compensation and benefits and higher marketing spend

Note(s)

1. Pre-tax, pre-provision income, which is derived by adding provision for loan losses to pre-tax income, is a non-GAAP financial measure which should be viewed in addition to, and not as a substitute for, the Company's reported results. Management believes this information helps investors understand the effect of provision for loan losses on reported results and provides an alternate presentation of the Company's performance; see appendix for a reconciliation

DISCOVER

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4Q16 Loan and Volume Growth +8% +7% +3% +20% +4% +4% +10% 2% Note(s) 1. Volume is derived from data provided by licensees for Diners Club branded cards issued outside of North America and is subject to subsequent revision or amendment (1) Total Network Volume up 5% YOY Payment Services 1Q17 Loan and olume r Ending Loans ($Bn) Volume ($Bn) 6

($MM) 1Q17 1Q16 $ ∆ % ∆ Interest Income $2,278 $2,084 $194 9% Interest Expense 386 334 (52) (16%) Net Interest Income 1,892 1,750 142 8% Discount/Interchange Revenue 596 565 31 5% Rewards Cost 363 292 (71) (24%) Net Discount/Interchange Revenue 233 273 (40) (15%) Protection Products Revenue 58 61 (3) (5%) Loan Fee Income 89 80 9 11% Transaction Processing Revenue 39 36 3 8% Other Income 28 24 4 17% Total Non-Interest Income 447 474 (27) (6%) Revenue Net of Interest Expense $2,339 $2,224 $115 5% Direct Banking $2,267 $2,156 $111 5% Payment Services 72 68 4 6% Revenue Net of Interest Expense $2,339 $2,224 $115 5% ($MM) 1Q17 1Q16 QOQ YOY Discover Card Sales Volume $29,134 $27,552 (10%) 6% Rewards Rate(1) 1.25% 1.06% -1 bp 19 bps B / (W) Change 1Q17 Revenue Detail 7 Note(s) 1. Rewards cost divided by Discover card sales volume • Net interest income of $1.9Bn, up 8% YOY on higher loan growth and some NIM expansion • Discount and interchange revenue of $596MM, up 5% YOY, driven by increased card sales • Net discount and interchange revenue declined $40MM (15%) on higher rewards cost • Rewards rate increased 19 bps YOY, driven by higher promotional rewards, primarily due to greater customer engagement in rotating 5% categories Highlights

1Q17 Net Interest Margin 8 • Net interest margin on receivables increased 13 bps YOY on higher card yield, partially offset by higher funding costs • Credit card yield increased 23 bps YOY as the prime rate increased and portfolio mix changed • Average direct to consumer and affinity deposits grew 15% YOY and composed 46% of total average funding • Funding costs on interest-bearing liabilities increased 12 bps YOY driven by higher market rates and funding mix Highlights Average Average ($MM) Balance Rate Balance Rate Credit Card $60,122 12.65% $56,124 12.42% Private Student 9,197 7.29% 8,967 7.02% Personal 6,582 12.18% 5,503 12.20% Other 284 5.39% 243 5.18% Total Loans 76,185 11.94% 70,837 11.69% Other Interest-Earning Assets 16,243 0.89% 14,253 0.70% Total Interest-Earning Assets $92,428 9.99% $85,090 9.85% Direct to Consumer and Affinity $36,316 1.25% $31,529 1.22% Brokered Deposits and Other 16,242 1.98% 15,982 1.68% Interest Bearing Deposits 52,558 1.48% 47,511 1.37% Borrowings 26,561 2.97% 24,886 2.79% Total Interest-Bearing Liabilities $79,119 1.98% $72,397 1.86% (%) 1Q17 QOQ YOY Total Interest Yiel 11.94% 6 bps 25 bps NIM on Receivables 10.07% - 13 bps NIM on Interes -E rning Assets 8.30% -17 bps 3 bps Change 1Q17 1Q16

1Q17 Operating Expense Detail

($MM)	1Q17	1Q16	B / (W) $ Δ	B / (W) % Δ
Employee Compensation and Benefits	$363	$345	($18)	(5%)
Marketing and Business Development	168	162	(6)	(4%)
Information Processing & Communications	80	88	8	9%
Professional Fees	147	160	13	8%
Premises and Equipment	25	24	(1)	(4%)
Other Expense	102	107	5	5%
Total Operating Expense	$885	$886	$1	-%
Direct Banking	$849	$851	$2	-%
Payment Services	36	35	(1)	(3%)
Total Operating Expense	$885	$886	$1	-%
Operating Efficiency[(1)]	**37.9%**	**39.8%**		**190 bps**
Adjusted Operating Efficiency[(2)]	**37.9%**	**38.5%**		**60 bps**

Highlights

- Employee compensation and benefits up 5% YOY primarily on higher regulatory and compliance staffing, as well as higher average salaries
- Marketing and business development expenses increased 4% YOY, primarily driven by higher card acquisition and brand spend
- Professional fees down 8% YOY, primarily due to look back related anti-money laundering remediation expenses in 1Q16
- Operating efficiency improved 190 bps

Note(s)

1. Defined as reported total operating expense divided by revenue net of interest expense
2. 1Q16 operating efficiency ratio adjusted for $30 million in look back related anti-money laundering remediation expenses. Management believes adjusted operating efficiency, which is a non-GAAP measure, helps investors understand the effect of activities that are not expected to continue and provides investors with a useful metric to evaluate the company's ongoing operating performance; see appendix for a reconciliation

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Credit Performance Trends Total Company Loans Credit Card Loans Private Student Loans Personal Loans 2.18 2.26 2.16 1.94 2.11 2.21 2.27 2.10 2.39 2.69 1.66 1.57 1.49 1.60 1.67 1.64 1.60 1.79 1.97 1.97 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 NCOs ex-PCI (%) 30 day DQ rate ex-PCI (%) 2.26 2.40 2. 8 2.04 2.18 2.34 2.39 2.17 2.47 2.84 1.73 1.64 1.55 1.65 1.72 1.68 1.63 1.87 2.04 2.06 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 NCO rate (%) 30 day DQ rate (%) 1.40 1.03 1.02 0.94 1.30 0.85 1.10 1.02 1.42 0.83 1.80 1.66 1.78 1.88 .91 .92 1.88 1.87 2.22 2.04 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 NCO rate ex-PCI (%) 30 day DQ rate ex-PCI (%) 2.20 2.22 2.10 1.99 2.28 2.45 2.38 2.63 2.70 3.16 0.79 0.76 0.71 0.80 0.89 0.97 1.02 0.98 1.12 1.12 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 NCO rate (%) 30 day DQ rate (%) 10 Note(s) 1. Excludes PCI loans which are accounted for on a pooled basis. Since a pool is accounted for as a single asset with a single composite interest rate and aggregate expectation of cash flows, the past-due status of a pool, or that of the individual loans within a pool, is not meaningful. Because the Company is recognizing interest income on a pool of loans, it is all considered to be performing

14.8 14.5 14.4 13.9 14.3 14.3 13.9 13.2 13.4 88 102 95 93 95 94 99 99 104 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 Common Equity Tier 1 Capital Ratio (%) Payout Ratio (%) Key Capital Metrics 11 Note(s) 1. Common Equity Tier 1 Capital Ratio (Basel III Transition) 2. Payout Ratio is displayed on a trailing twelve month basis. This represents the trailing twelve months’ Capital Return to Common Stockholders divided by the trailing twelve months’ Net Income Allocated to Common Stockholders (1) (2) Capital Trends

1Q17 Financial Summary 12 • Net income of $564MM and diluted EPS of $1.43 • Revenue growth of 5% on higher net interest income, partially offset by higher rewards • NIM of 10.07%, up 13 bps YOY • Return on equity stable at 20% • Efficiency ratio low at 38% Profitability • Total loans grew 8% ($5.5Bn) YOY with strong contributions from all primary products • Credit card loans grew 7% ($4.1Bn) YOY as sales volume increased 6% • Average DTC deposits grew 15% ($4.8Bn) YOY with steady deposit rates Balance Sheet • Credit fundamentals remain favorable relative to historical standards • Card NCO rate of 2.84%, up 50 bps YOY, primarily on seasoning of recent loan growth • Payout ratio of 104% (trailing twelve months) • CET1 ratio of 13.4%, down 90 bps YOY, on capital return and loan growth Credit and Capital

Appendix 13

Reconciliation of GAAP to Non-GAAP Data Note(s) 1. Pre-tax, pre-provision income, which is derived by adding provision for loan losses to pre-tax income, is a non-GAAP financial measure which should be viewed in addition to, and not as a substitute for, the Company's reported results. Management believes this information helps investors understand the effect of provision for loan losses on reported results and provides an alternate presentation of the Company's performance 2. Adjusted operating efficiency, which is a non-GAAP measure, helps investors understand the effect of activities that are not expected to continue and provides investors with a useful metric to evaluate the company’s ongoing operating performance Reconciliati of GA t Non- t 14 (unaudited, in millions, except per share statistics) Mar 31, 2017 Mar 31, 2016 Provision for loan losses $586 $424 Income before income taxes 868 914 Pre-tax, pre-provision income(1) $1,454 $1,338 eve ue net of interest expense $2,339 $2,224 Total operating expense 885 886 Excluding anti-money laundering and related compliance program expenses - 30 Adjusted operating expense $885 $856 Adjusted operating efficiency(2) 37.9% 38.5% Quarter Ended